EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-30976, 333-47101, 33-56615 and 333-56675 and Form S-3 No. 333-84461, of U.S. Industries, Inc., of our report dated November 8, 2002, with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in this Annual Report on Form 10-K for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

West Palm Beach, Florida

December 20, 2002